As filed with the Securities and Exchange Commission on February 20, 1998
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               ___________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________
                              AMERICA ONLINE, INC.
               (Exact name of registrant as specified in charter)
            Delaware                                   54-1322110
 (State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                  Identification Number)
                              ____________________
                   22000 AOL WAY, DULLES, VIRGINIA  20166-9323
                    (Address of principal executive offices)
                               ___________________

  AMERICA ONLINE, INC. 1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Sheila A. Clark, Esq.
                             Deputy General Counsel
                             and Assistant Secretary
                              America Online, Inc.
                                  22000 AOL Way
                          Dulles, Virginia  20166-9323
                                 (703) 448-8700
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)
                               ___________________

                         CALCULATION OF REGISTRATION FEE



                 Amount      Proposed
   Title of       to be      Maximum            Proposed           Amount of
 Securities to  Registered    Offering       Maximum Aggregate     Registration
      be           (2)       Price Per           Offering              Fee
 Registered(1)                Share               Price
Common Stock,
$.01 par value  4,000,000     (3)(4)          $278,693,014          $82,214

(1) The Registrant adopted a Rights Agreement on April 23, 1993, as amended on January 31, 1995. Pursuant to such shareholder rights plan the right to receive one-hundredth (1/100) share of preferred stock for each share of Common Stock was provided to holders of the Common Stock under certain defined circumstances. No such rights are currently exercisable. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.
(2) The number of shares of Common Stock to be registered consists of the aggregate number of shares which may be sold upon the exercise of options which have previously been granted and/or may hereafter be granted under the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan.
(3) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act as follows: for the 3,761,859 shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is based on the average price of $66.99 at which options may be exercised.
(4) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act as follows: for the 238,141 options that have not yet been granted, the fee is based on the average of the high and low prices of $112.06 for the Common Stock as quoted on the New York Stock Exchange within five (5) business days prior to the above date of filing.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, America Online, Inc. (the "Company") hereby is registering additional shares of common stock, par value $.01 per share (the "Common Stock"), in the number set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of the Company for which previous registration statements have been filed with the Securities and Exchange Commission (the "Commission") relating to the Company's 1992 Employee, Director and Consultant Stock Option Plan (the "Plan"), and such registration statements, as listed below, are incorporated by reference herein:

     Registration Statement on Form S-8, registering shares issued in connection with the Plan, File No. 333-22027 (filed on February 19, 1997);

     Registration Statement on Form S-8, registering shares issued in connection with the Plan, File No. 333-07603 (filed on July 3, 1996);

     Registration Statement on Form S-8, registering shares issued in connection with the Plan, File No. 33-78066 (filed on April 22, 1994);

     Registration Statement on Form S-8, registering shares issued in connection with the Plan, File No. 33-46607 (filed on March 24, 1992).

     Pursuant to Rule E, this Registration Statement contains such information required by Form S-8 that is not otherwise included in the above-listed registration statements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

     The following documents, which have been filed by America Online, Inc., a Delaware corporation (the "Company"), with the Commission, are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-19836).

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997, as filed with the Commission pursuant to the Exchange Act (File No. 0-19836).

          (c) The Company's Current Reports on Forms 8-K for events dated September 7, 1997, November 12, 1997, November 17, 1997, January 31, 1998 and February 13, 1998 filed pursuant to Section 13 or 15(d) of the 1934 Act (File No. 0-19836).

          (d) The description of the Common Stock contained in the Company's Registration Statement on Form S-3, Registration Number 333-_____, filed on February 20, 1998 with the Commission pursuant to the Securities Act of 1933, as amended.

          (e) In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.        Description of Securities.

          Not applicable.

Item 5.        Interests of Named Experts and Counsel

          Not applicable.

Item 6.        Indemnification of Directors and Officers

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the indemnified party did not have reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article Ninth of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") (incorporated by reference herein) provides that:

          To the fullest extent permitted by the Delaware Corporation Law as the same now exists or may hereafter be amended, the Company shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Company or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

          The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article Ninth.

          The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Ninth shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Company by action of the board of directors, pursuant to the last sentence of Paragraph 1 of this Article Ninth, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Company, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

     In addition, Article Five of the Company's Restated By-Laws (incorporated by reference herein) provides that:

          Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action,
suit   or   proceeding,   whether   civil,  criminal,   administrative   or
investigative, by reason of the fact that he is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" of this Article with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Company.

          Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Company the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to
indemnification and to the advancement  of   expenses  conferred  in  this
section  and  the  section  "Right   to  Indemnification" of this Article shall
be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall
inure  to  the  benefit  of  the  Indemnitee's   heirs,   executors  and
administrators.   Any   repeal   or  modification  of any of the provisions of
this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

          Right of Indemnitees to Bring Suit. If a claim under the sections "Right to Indemnification" and "Right to Advancement of Expenses" of this
Article is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware Corporation Law. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Corporation Law, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Company.

          Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

          Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

          Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Company.

     The directors and officers of the Company are covered by a policy of liability insurance.

Item 7.        Exemption from Registration Claimed

          Not applicable.

Item 8.        Exhibits

    Exhibit No.                     Description

        4.1 Amendment of Section A of Article 4 of the Restated Certificate of Incorporation of America Online,
                Inc.

        4.2 Section B of Article 4, Article 6 and Article 8 of the Restated Certificate of Incorporation of America Online, Inc. (filed as part of Exhibit 3.1 to the Form 10-K for the year ended June 30, 1997 and incorporated herein by reference)

        4.3 Rights Agreement dated as of April 23, 1993, including Exhibit A (Certificate of Designation setting forth the terms of Series A Junior Participating Preferred Stock, $.01 par value), Exhibit B (Form of Rights Certificate) and Exhibit C (Summary of Rights to Purchase Series A Junior Participating Preferred Shares) (Filed as
                Exhibit 1 to the  Registrant's Registration
                Statement on Form 8-A, filed on September 9, 1996, and incorporated herein by reference.)

        4.4 First Amendment to the Rights Agreement dated as of January 31, 1995 (Filed as Exhibit 2 to the
                Registrant's Registration Statement on Form 8-A, filed on September 9, 1996, and incorporated herein by reference.)

        4.5     America Online, Inc. 1992 Employee, Director and
                Consultant Stock Option Plan and Forms of Non-
                Qualified Stock Option Agreement

         5 Opinion of Sheila A. Clark, Deputy General Counsel to the Company (including the consent of such deputy general counsel), regarding the legality of securities being offered

       23.1 Consent of Sheila A. Clark, Deputy General Counsel to the Company (included in her opinion filed as Exhibit 5 hereto)

       23.2     Consent of Ernst & Young LLP, independent auditors

        24      Powers of Attorney

Item 9.        Undertakings

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, State of Virginia, on this 20th day of February, 1998.

                                      AMERICA ONLINE, INC.


                                      By:          *
                                          Stephen M. Case
                                          Chairman and Chief Executive Officer


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 20th day of February, 1998, by the following persons in the capacities indicated.

                   Signature                               Title

                                         Chairman and Chief Executive Officer
                       *                 (Principal Executive Officer)
                Stephen M. Case

                       *                 President, Chief Operating Officer and
                                         Director
               Robert W. Pittman

                                         Senior Vice President, Chief Financial
                                         Officer, Treasurer, Chief Accounting
                                         Officer and Assistant Secretary
                                         (Principal Financial and  Accounting
                                         Officer)
              /S/LENNERT J. LEADER
               Lennert J. Leader

                       *                 Director
               Daniel F. Akerson

                                         Director
               Frank J. Caufield

                       *                 Director
             Robert J. Frankenberg

                       *                 Director
             Alexander M. Haig, Jr.

                       *                 Director
               William N. Melton

                       *                 Director
               Thomas Middelhoff



         *By:  /S/LENNERT J. LEADER
             Lennert J. Leader
             Attorney -In-Fact

                                  Exhibit Index





       Exhibit No.                         Description

           4.1 Amendment of Section A of Article 4 of the Restated Certificate of Incorporation of America Online, Inc.

           4.2 Section B of Article 4, Article 6 and Article 8 of the Restated Certificate of Incorporation of America Online, Inc. (filed as part of Exhibit 3.1 to the Form 10-K for the year ended June 30, 1997 and incorporated herein by reference)

           4.3 Rights Agreement dated as of April 23, 1993, including Exhibit A (Certificate of Designation setting forth the terms of Series A Junior Participating Preferred Stock, $.01 par value), Exhibit B (Form of Rights Certificate) and Exhibit C (Summary of Rights to Purchase Series A Junior Participating Preferred Shares) (Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed on September 9, 1996, and incorporated herein by reference.)

           4.4 First Amendment to the Rights Agreement dated as of January 31, 1995 (Filed as Exhibit 2 to the
                     Registrant's Registration Statement on Form 8-A, filed on September 9, 1996, and incorporated herein by reference.)

           4.5 America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan and Forms of Non-Qualified Stock Option Agreement

            5 Opinion of Sheila A. Clark, Deputy General Counsel to the Company (including the consent of such deputy general counsel), regarding the legality of securities being offered

           23.1 Consent of Sheila A. Clark, Deputy General Counsel to the Company (included in her opinion filed as Exhibit 5 hereto)

           23.2      Consent of Ernst & Young LLP, independent auditors

            24       Powers of Attorney